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                                                                     Exhibit 2.5
                              FIRST AMENDMENT TO
                           STOCK PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of June 30, 1998 is among BEVERLY ENTERPRISES, INC., a Delaware corporation (`Seller"), SELECT MEDICAL CORPORATION, a Delaware corporation, and AMERICAN TRANSITIONAL HOSPITALS, INC., a Delaware corporation (the "Company").

                                   Recitals
                                   --------

          A. Sellers, Buyer and the Company are parties to that certain Stock Purchase Agreement (the "Agreement") dated as of May 29, 1998. Capitalized terms used herein without definition shall have the meanings assigned such terms in the Agreement.

          B. The parties hereto desire to amend the Agreement as set forth herein.

                                   Agreement
                                   ---------

          NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   SunCare Respiratory Services, Inc. Respiratory Therapy Covenant
               ---------------------------------------------------------------
Not to Compete. Buyer and the Company acknowledge that Seller has certain
--------------
contractual obligations pursuant to that certain RT Covenant Not to Compete (the "SunCare Covenant Not to Compete") among Spectra Healthcare Alliance, Inc. ("Spectra"), the Seller and SunCare Respiratory Services, Inc., a copy of which is attached as Exhibit A hereto. Each of Buyer and the Company hereby agree to be bound by and take all actions contemplated by the provisions of Section IX of the SunCare Covenant Not to Compete, and agrees not to take or omit to take any action that would cause any breach or violation under the SunCare Covenant Not to Compete. Nothing contained herein shall create any rights in third parties, and there shall be no third party beneficiaries hereof.

          2.   Estimated Closing Consolidated Net Working Capital. Section
                --------------------------------------------------
1.2(b) of the Agreement is hereby amended by deleting the phrase "the last day of the full month immediately preceding the month in which the Closing occurs" in the sixth and seventh lines thereof and inserting "March 31, 1998" in place thereof.

          3.   Cooperation. Section 6.10 of the Agreement is hereby amended and
               -----------
restated in its entirety to read as follows:

     Each party shall cooperate with the other in connection with (i) the filing of any Medicare and/or Medicaid cost reports required to be filed after the Closing Date; (ii) the determination of any liability or right relating to such rights and (iii) subject to Section 6.8, the conduct or defense of any investigation, audit or other proceeding. Subject to Section 6.11 hereof, Buyer, ATH, the Subsidiaries and Seller, and their respective affiliates,
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     shall preserve all information, returns, books, records, documents and supporting materials, and shall provide access to employees and former employees, until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation.

          4.   Effect; Ratification. The amendments set forth herein are
               --------------------
effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to be a consent to any amendment, waiver or modification of any other term or condition of the Agreement. This Amendment shall be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          5.   Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each such counterpart constituting an original but all together constitute one and the same instrument.

          6.   Severability. Any provision contained in this Amendment that is
               ------------
held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          7.   Governing Law.  This Amendment shall be construed and enforced in
               -------------
accordance with the internal laws of the State of Tennessee with the exception of its conflict of laws provisions, which shall not apply.

          8.   Effect of Headings and Captions. The captions of Articles and
               -------------------------------
Sections of this Amendment have been inserted solely for convenience of reference, and shall not control or affect the meaning of construction of any of the provisions of this Amendment.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective duly authorized officers, as of the date first above written.



                                   SELECT MEDICAL CORPORATION

                                   By:    Michael E. Tarvin
                                     ------------------------------------
                                   Name:  Michael E. Tarvin
                                        ---------------------------------
                                   Title: Vice President
                                        ----------------------------------


                                   BEVERLY ENTERPRISES, INC.

                                   By:    David G. Merrell
                                      -----------------------------------
                                   Name:  David G. Merrell
                                        ---------------------------------
                                   Title: Vice President
                                         --------------------------------



                                   AMERICAN TRANSITIONAL HOSPITALS, INC

                                   By:    David G. Merrell
                                     ------------------------------------
                                   Name:  David G. Merrell
                                        ---------------------------------
                                   Title: Vice President
                                         --------------------------------


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